SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              February 21, 1997
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                     (Date of earliest event reported)

                              Barnes Group Inc.
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           (Exact name of Registrant as specified in its charter)

       Delaware                 1-4801               06-0247840
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     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

            123 Main Street, Bristol, Connecticut 06011-0489
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        (Address of principal executive offices, including zip code)

                             (860) 583-7070
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            (Registrant's telephone number, including area code)

                                     N/A
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       (Former name or former address, if changed since last report)



          ITEM 5.  OTHER EVENTS.

                    Barnes Group Inc. (the "Corporation") announced on February 21, 1997 that its Board of Directors had approved, among other things, a three-for-one stock split of its issued common shares in the form of a 200% stock dividend, subject to stockholder approval of an amendment to the Company's Restated Certificate of Incorporation (the "Proposed Amendment") which would, among other things, increase the authorized number of shares of common stock of the Corporation to 60 million shares from the presently authorized 20 million shares. The Proposed Amendment will be presented for stockholder approval at the Corporation's April 2, 1997 annual meeting of stockholders. If the Proposed Amendment receives the requisite vote of stockholders, the stock dividend would be paid to common stockholders of record as of the close of business on April 3, 1997 and would be payable on April 25, 1997.

          ITEM 7(C)   EXHIBITS.

                      99.1    Press Release dated February 21,
                              1997.


                                   SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BARNES GROUP INC.

                                   By: /s/ William V. Grickis, Jr.
                                       Name:  William V. Grickis, Jr.
                                       Title: Vice President and
                                            General Counsel

          Dated:  February 21, 1997